SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[X]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                              CENTRAL BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
[Central Bancorp, Inc. Logo]


                               September 16, 2002

               YOUR VOTE IS IMPORTANT! VOTE THE WHITE PROXY CARD!
                                                -----

Dear Fellow Stockholder:

     PL Capital asks why we are opposing their nominees. The answer is simple! Your Board believes that they are wrong for your Company.

     The PL Capital  Group is a short-term  speculator  with only one  strategy:
Sell the Company as quickly as possible. That has been their agenda with every other bank they have made a large investment in and it is the only strategy they have articulated for Central. Your Board has considered their strategy with its financial advisor and unanimously concluded that this is not the time to sell. SINCE PL CAPITAL HAS NO OTHER IDEAS, THERE IS NO REASON TO HAVE THEM ON YOUR BOARD.

              YOUR BOARD'S NOMINEES HAVE THE RIGHT QUALIFICATIONS!
                                             -----

     Our nominees are highly regarded local businessmen who understand the needs of our customers and community. Directors Gilgun and Santini each have decades of experience in local real estate, which is the backbone of our lending business. It would be difficult to find someone with a more distinguished community banking career than Paul Bulman who has been the President of two local community banks and is a former Massachusetts Commissioner of Banks.

     The big bank backgrounds of PL Capital's nominees are far removed from our community banking business. Our nominees may not have graduated from Yale, but they are the kind of hard-working individuals who built this Company and they deserve your support.

     AS SUBSTANTIAL STOCKHOLDERS, YOUR BOARD AND MANAGEMENT ALSO UNDERSTAND STOCKHOLDER VALUE. Chairman Joe Doherty and President John Doherty are the Company's largest individual owners with over 12% of outstanding shares. Through the ESOP, which holds an additional 12% of the stock, and their individual holdings, the rest of management and employees are also substantial stockholders.

   IF PL CAPITAL IS SO CONCERNED ABOUT SPENDING STOCKHOLDERS' MONEY, WHY DON'T
             THEY AGREE TO FOREGO REIMBURSEMENT OF THEIR EXPENSES?

     In their most recent letter, PL Capital complains about the money that management is spending to oppose their proxy solicitation. Your Board does not want to spend this money but we believe we have an obligation to oppose the election of nominees whose agenda is contrary to stockholders' best interests. Moreover, PL Capital states they intend to seek reimbursement of their many thousands of dollars in expenses in soliciting proxies. IF THEY ARE REALLY CONCERNED ABOUT YOUR COMPANY'S EXPENSES, THEY SHOULD STOP PILING THEM ON!

           IF PL CAPITAL IS LOOKING FOR PERFORMANCE, IT'S RIGHT HERE!

     As much as PL Capital may try, they cannot deny that Central's earnings performance trend is upward. EARNINGS WERE UP 94% IN THE FIRST QUARTER. EARNINGS PER SHARE NEARLY DOUBLED BETWEEN THESE PERIODS. Annualized return on equity for the first quarter was over 10%. Assets and loans have grown at an 8% and 10% compound annual growth rate, respectively, since fiscal 1997.

           CENTRAL'S STOCK HAS OUTPERFORMED PL CAPITAL'S HEDGE FUNDS!

     According to the August issue of SNL Financial's Thrift Investor, PL Capital's hedge fund, Financial Edge Fund, returned 11% to its investors after fees and expenses during the first half of 2002 and its Financial Edge-Strategic Fund returned 8.5%. Investors in Central Bancorp, however, saw the value of their shares increase during this period by 13.9% assuming reinvestment of dividends. The price of your stock has risen from $25.60 at the beginning of the year to $30.40 at June 30 to $31.75 at September 13, 2002.

                    INDEPENDENCE HAS PROVEN THE RIGHT COURSE!

     PL Capital complains that the Board should have sold the Company in response to a 1996 stockholder proposal made by another hedge fund operator. PL Capital fails to note that the proponent of that proposal predicted that Central's stockholders would receive $22 per share in a buyout. SINCE THE 1996 ANNUAL MEETING, THE DIVIDEND-ADJUSTED TRADING PRICE OF CENTRAL'S STOCK HAS MORE
                                                                            ----
THAN  DOUBLED AND STANDS  NEARLY 50% ABOVE THE  DISSIDENT'S  PROJECTED  TAKE-OUT
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VALUE!

     Your Board unanimously recommends that you vote for its three nominees on the WHITE proxy card. DO NOT RETURN PL CAPITAL'S GREEN PROXY CARD. USE ONLY THE
                         ---
BOARD'S WHITE PROXY CARD!

                                         Sincerely,

                                         /s/ John D. Doherty

                                         John D. Doherty

                             YOUR VOTE IS IMPORTANT

1. The Board of Directors urges you to DISCARD the GREEN proxy card recently sent to you by the PL Capital Group. A "WITHHOLD AUTHORITY" vote on the PL Capital Group's Green proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a WHITE proxy card.
2. If you voted on a Green proxy card BUT WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.
3. Remember - ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.
4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.
5. For assistance in voting your shares, or for further information, please contact our proxy solicitor:

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